Exhibit 10.66

EXCHANGE AGREEMENT
(Unrestricted Stock)
Tang Capital Partners, LP (the “Holder”), for itself, enters into this Exchange Agreement (this “Agreement”) with PDL BioPharma, Inc., a Delaware corporation (the “Company”), on October 20, 2014, whereby the Holder will exchange the Company’s 2.875% Series 2012 Convertible Senior Notes due February 15, 2015 (the “Notes”) for shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and a cash payment. The Notes were initially issued pursuant to that certain Indenture, dated as of January 5, 2012, between the Company and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture.
On and subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:
Article I: Exchange of the Notes for Common Stock
At the Closing (as defined below), the Holder hereby agrees to exchange and deliver to the Company a total of $25,974,000 in principal amount of Notes (the “Exchanged Notes”), and in exchange therefor the Company hereby agrees to deliver the following consideration (the “Exchange”):
(i)     issue to the Holder a number of shares of Common Stock equal to the number that would be issued as if the Exchanged Notes were tendered for conversion pursuant to Article 4 of the Indenture (the “Shares”), provided that for the purposes of such calculation: (x) the “Conversion Date” shall be deemed to be the date of this Agreement (October 20, 2014), and (y) the “Cash Settlement Averaging Period” shall mean the 20 consecutive Trading Day period beginning on, and including, the third Trading Day immediately after the date of this Agreement; and
(ii)    a cash payment equal to: (a) the amount of cash that would be delivered to the Holder as if the Exchanged Notes were tendered for conversion pursuant to Article 4 of the Indenture, with the Cash Settlement Averaging Period described in the aforementioned paragraph (the “Conversion Cash Payment”); plus (b) without duplication of any amounts delivered under clause (a), a sum of cash equal to $207,431.25, which represents the accrued and unpaid interest on the Notes through the Closing Date (the “Accrued Interest Cash Payment”, and together with the Conversion Cash Payment, the “Cash Payment”).
For clarity, attached as Exhibit A, is a schedule for the Exchange, which among other things, specifies the “Conversion Date”, Cash Settlement Averaging Period and Closing Date. Furthermore, for the avoidance of doubt, the Holder and the Company have agreed upon how the calculation of the Shares and Cash Payment described in paragraphs (i) and (ii) above shall be calculated. Such agreed upon calculation is in Microsoft Excel Format, with the file name of “PDL 2.875 Notes Conversion Tang Capital v10.19.14.xlsx.” This calculation shall be considered a part of this Agreement.
The closing of the Exchange (the “Closing”) shall occur on November 24, 2014, subject to the continued accuracy of the representations and warranties and compliance with the covenants contained herein, which is the third Trading Day immediately following the last Trading Day of the Cash Settlement Averaging Period (the “Closing Date”). At the Closing, (a) the Holder shall deliver to the Company all right, title and interest in and to the Holder’s Exchanged Notes (and no other consideration) free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to such Holder’s Exchanged Notes free and clear of any Liens, and (b) the Company shall issue to the Holder or its designated broker the number of Shares and pay the Holder the Cash Payment; provided, however, that the

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parties acknowledge that the delivery of the Shares to the Holder may be delayed due to procedures and mechanics within the system of the Depository Trust Company or the NASDAQ Global Select Market and that such delay will not be a default under this Agreement so long as (i) the Company is using its best efforts to effect the issuance of the Shares, and (ii) such delay is no longer than five (5) business days after the Closing Date.
Article II: Covenants, Representations and Warranties of the Holder
The Holder hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company, and all such covenants, representations and warranties shall survive the Closing.
Section 2.1    Power and Authorization. The Holder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.
Section 2.2    Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the Holder’s organizational documents, (ii) any agreement or instrument to which the Holder is a party or by which the Holder or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Holder.
Section 2.3    Title to the Exchanged Notes. The Holder is the sole legal and beneficial owner of the Exchanged Notes. The Holder has good, valid and marketable title to its Exchanged Notes, free and clear of any Liens (other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Holder has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Notes or its rights in its Exchanged Notes, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes. Upon the Holder’s delivery of its Exchanged Notes to the Company pursuant to the Exchange, such Exchanged Notes shall be free and clear of all Liens created by the Holder.
Section 2.4    Accredited Investor or Qualified Institutional Buyer. The Holder is either (a) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or (b) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act.
Section 2.5    No Affiliate Status. The Holder is not, and has not been during the consecutive three-month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. To its knowledge, the Holder did not acquire any of the Exchanged Notes, directly or indirectly, from an Affiliate of the Company.
Section 2.6    No Illegal Transactions. The Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party any information regarding the Exchange or engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since September 30, 2014. The Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will disclose to a third party any information regarding the Exchange or engage, directly or indirectly, in

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any transactions in the securities of the Company (including Short Sales) prior to the time the transaction contemplated by this Agreement is publicly disclosed, as described in Section 3.5. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers
Section 2.7    Adequate Information; No Reliance. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act, (b) the Holder has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, (c) the Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to the Exchange, and (d) the Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for (i) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act, and (ii) the representations and warranties made by the Company in this Agreement.
Article III: Covenants, Representations and Warranties of the Company
The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holder, and all such covenants, representations and warranties shall survive the Closing.
Section 3.1    Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Exchange contemplated hereby.
Section 3.2    Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (a) the Company’s charter, bylaws or other organizational documents, (b) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.
Section 3.3    Valid Issuance of Common Stock. The Shares (a) are duly authorized and, upon their issuance pursuant to the Exchange against delivery of the Exchanged Notes, will be validly issued, fully paid and non-assessable, (b) will not, at the Closing, be subject to any preemptive, participation, rights of first refusal or other similar rights, and (c) assuming the accuracy of each Holder’s representations and warranties hereunder, (i) will be issued in the Exchange exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act, (ii) will, at the Closing, be free of any restrictions on resale by such Holder pursuant to Rule 144 promulgated under the Securities Act, and (iii) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Shares. Subject to the accuracy of the representations and warranties of each Holder hereunder, the Company will take all actions, including, without limitation, the issuance by its legal counsel of any reasonably necessary legal opinions, necessary to issue Shares

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that are freely tradable on each national securities exchange on which Common Stock is then listed without restriction and without restrictive legends.
Section 3.4    Listing. When issued in the Exchange, the Shares shall be listed on each national securities exchange upon which Common Stock is then listed.
Section 3.5    Disclosure. On or before the second business day following the date of this Agreement, the Company shall issue a publicly available press release or file with the SEC a Current Report on Form 8-K disclosing all material terms of the Exchange (to the extent not previously publicly disclosed).
Article IV: Miscellaneous
Section 4.1    Entire Agreement. This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.
Section 4.2    Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.
Section 4.3    Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.
Section 4.4    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.
Signature Page Follows

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“Holder”: Tang Capital Partners, LP By: /s/ Kevin Tang Title: Managing Director	“Company”: PDL BioPharma, Inc. By: /s/ Peter S. Garcia Title: Vice President and Chief Financial Officer

Signature Page to Exchange Agreement
PDL BioPharma, Inc.

EXHIBIT A

Schedule of Exchange

Date of Agreement: October 20, 2014
Latest date that the Company must file an 8-K disclosing the Exchange: October 22, 2014
First day of Cash Settlement Averaging Period: October 23, 2014
Last day of the Cash Settlement Averaging Period: November 19, 2014
Date Holder must tender Exchanged Notes by: November 24, 2014
Date Company must deliver the Shares and Cash Payment by: November 24, 2014

Exhibit A to Exchange Agreement
PDL BioPharma, Inc.
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